UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2013

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 22, 2013, we held our Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The following matters were submitted to a vote of our stockholders.

Election of Directors:  The stockholders re-elected seven nominees for director.  Votes regarding the election of seven directors to serve until the next Annual Meeting of Stockholders in 2014 were as follows:

Name	For	Abstained	Broker Non-Vote
Charles Blackmon	3,567,684	645,853	3,789,057
Larry L. Enterline	3,893,739	319,798	3,789,057
C. Shelton James	3,696,294	517,243	3,789,057
Dan Mondor	3,885,580	327,957	3,789,057
Steve G. Nussrallah	3,557,577	655,960	3,789,057
Robert M. Pons	3,708,622	504,915	3,789,057
Dilip Singh	3,801,600	411,937	3,789,057

Ratification of Accountants: The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending June 30, 2014.  The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
7,680,984	214,838	106,772	-

Say on Pay:  The stockholders approved, on an advisory basis, the compensation of Concurrent’s named executive officers, as disclosed in Concurrent’s proxy statement under the heading “Compensation Discussion and Analysis,” the Summary Compensation Table, and the related compensation tables, notes, and narratives.  The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
3,009,108	1,035,470	168,956	3,789,060

Say When on Pay:  The stockholders approved, on an advisory basis, every 1 year for the frequency of the stockholders advisory vote to approve the compensation of Concurrent’s named executive officers.  The following sets forth the results of the voting with respect to this proposal:

For Every 1 Year	For Every 2 Years	For Every 3 Years	Abstain	Broker Non-Vote
3,539,389	53,735	398,162	222,249	3,789,059

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: October 23, 2013	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and EVP of Operations